Exhibit 23(a)

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Wellman, Inc. Directors Stock Option Plan and in the related Prospectus of our report dated February 13, 2001, with respect to the consolidated financial statements and schedules of Wellman, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

Charlotte, North Carolina

June 6, 2001